Exhibit 10.11

Krishna P. Singh Technology Campus, 1 Holtec Blvd., Camden, NJ 08104
Telephone (856) 797-0900
Fax (856) 797-0909

Related Party Revolving Loan Agreement

This Related Party Revolving Loan Agreement (“Agreement”) is made and entered into as of October 24, 2025, by and between:

Lender: Harbor Associates LP, a Florida limited partnership with its principal place of business at 1001 N. US Hwy 1, Jupiter, Florida 33477

Borrower: Holtec International, a Delaware corporation with its principal place of business at 1 Holtec Boulevard, Camden, New Jersey, 08104

Each individually referred to as a “Party” and collectively as the “Parties.”

1. Purpose of the Facility

The purpose of this Agreement is to establish a revolving credit facility (the “Facility”) through which the Lender may make loans to the Borrower from time to time to fund ongoing operational or investment needs.

2. Facility Amount and Availability

The Lender agrees to make available to the Borrower a revolving credit facility with a maximum aggregate principal amount of USD $100,000,000 (the “Facility Limit”).

The Borrower may borrow, repay, and reborrow amounts under this Facility at any time, provided that the total outstanding principal balance shall not exceed the Facility Limit at any time.

3. Interest and Payment

Interest shall accrue on the outstanding principal balance of the Loan at the greater of (1) rate of 1 Month SOFR + 75 basis points per annum, calculated on the basis of a 365-day year and actual days elapsed, and (2) the Monthly Applicable federal rate. Interest shall be payable monthly in arrears. No interest shall accrue on undrawn amounts.

4. Term and Termination

This Facility shall be available in perpetuity unless and until terminated by either Party upon written notice to the other Party. Upon termination, all outstanding principal and accrued interest shall become immediately due and payable.

5. Borrowing Procedures

Borrowing requests shall be made in writing (including via email or other written communication) by the Borrower to the Lender at least one (1) business day prior to the

Krishna P. Singh Technology Campus, 1 Holtec Blvd., Camden, NJ 08104
Telephone (856) 797-0900
Fax (856) 797-0909

requested drawdown date. Each borrowing request shall specify the requested principal amount and the desired funding date. The Lender shall, subject to availability, transfer the requested funds to the Borrower’s designated bank account.

6. Repayments and Re-borrowing

The Borrower may repay any outstanding principal amount, in whole or in part, at any time without premium or penalty. Any amounts repaid shall automatically replenish availability under the Facility, allowing the Borrower to make additional borrowings up to the Facility Limit.

7. Representations and Warranties

Each Party represents and warrants that:

-	It has full power and authority to enter into and perform this Agreement;

-	This Agreement constitutes a legal, valid, and binding obligation enforceable against it;

-	The execution of this Agreement has been duly authorized by all necessary corporate or ownership actions.

8. Related Party Disclosure

The Parties acknowledge that they are related entities or individuals under common control or ownership, and that this Agreement is made in good faith, on commercially reasonable terms, and in accordance with applicable related party transaction rules.

9. Events of Default

An Event of Default shall occur if the Borrower fails to make any payment of principal or interest when due. Upon an Event of Default, the Lender may declare all outstanding obligations immediately due and payable.

10. Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws provisions.

11. Severability

Either Party may terminate this Agreement at any time by providing the other Party with at least five (5) business days’ prior written notice. Upon termination, all outstanding principal and accrued interest shall become immediately due and payable.

Krishna P. Singh Technology Campus, 1 Holtec Blvd., Camden, NJ 08104
Telephone (856) 797-0900
Fax (856) 797-0909

Execution

IN WITNESS WHEREOF, the Parties have executed this Related Party Revolving Loan Agreement as of the Effective Date.

LENDER:

HARBOR ASSOCIATES LIMITED PARTNERSHIP

By:
Name:	Mike Finan
Title:	Chief Investment Officer

BORROWER:

HOLTEC INTERNATIONAL

By:
Name:	Tim Berta
Title:	Treasurer